Exhibit 10.2

EXECUTION COPY

FIRST AMENDMENT TO CREDIT AGREEMENT AND WAIVER

THIS FIRST AMENDMENT TO CREDIT AGREEMENT AND WAIVER (this “Amendment”), dated as of February 16, 2007, is by and among BELDEN CDT INC., a Delaware corporation (the “Borrower”), those Material Domestic Subsidiaries of the Borrower party hereto (each a “Guarantor” and collectively, the “Guarantors”), and WACHOVIA BANK, NATIONAL ASSOCIATION, as administrative agent on behalf of the Lenders (as hereinafter defined) under the Credit Agreement (as hereinafter defined) (in such capacity, the “Administrative Agent”). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement.

W I T N E S S E T H

WHEREAS, the Borrower, the Guarantors, certain banks and financial institutions from time to time party thereto (the “Lenders”) and the Administrative Agent are parties to that certain Credit Agreement dated as of January 24, 2006 (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”);

WHEREAS, the Credit Parties have requested that the Revolving Committed Amount be increased by $60,000,000 to $225,000,000 (such increased amount, the “Incremental Revolver”);

WHEREAS, certain of the Lenders have agreed to provide the additional Commitments necessary for the Incremental Revolver;

WHEREAS, events of default exist pursuant to the Senior Note Purchase Documents (the “Senior Notes Event of Default”) and therefore one or more Events of Default exists under the Credit Agreement (collectively, the “Acknowledged Event of Default”);

WHEREAS, the Credit Parties have requested the Lenders waive the Acknowledged Event of Default and agree to amend certain additional provisions of the Credit Agreement; and

WHEREAS, the Required Lenders are willing to make such amendments to the Credit Agreement, subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

AMENDMENTS TO CREDIT AGREEMENT

1.1        Amendments to Section 1.1.

(a)          The following definitions are hereby added to Section 1.1 of the Credit Agreement in appropriate alphabetical order:

“Designated Real Estate” shall mean real property owned by the Borrower and/or one or more of its Subsidiaries that is no longer used in the manufacturing process of the Borrower or its Subsidiaries.

“Existing Subordinated Debt Securities” shall mean the 4.0% Convertible Subordinated Debentures due July 15, 2023, in an original principal amount of $110,000,000 (of which original principal amount, $110,000,000 is outstanding as of the First Amendment Effective Date), issued by the Borrower (which, at the time of such issuance was known as Cable Design Technologies Corporation, a Delaware corporation), pursuant to the Existing Subordinated Note Indenture which are outstanding on the First Amendment Effective Date, as such debentures may be supplemented, amended or otherwise modified from time to time to the extent permitted hereunder.

“Existing Subordinated Note Indenture” shall mean that certain Indenture, dated as of July 8, 2003 by and among the Borrower (which, at the time of entering into such Indenture was known as Cable Design Technologies Corporation, a Delaware corporation), and US Bank National Association, as trustee, as supplemented, amended or otherwise modified from time to time to the extent permitted hereunder.

“First Amendment Effective Date” shall mean February 16, 2007.

“New Subordinated Debt Securities” shall have the meaning set forth in Section 6.11, as such debentures may be supplemented, amended or otherwise modified from time to time to the extent permitted hereunder.

“New Subordinated Note Indenture” shall mean the Indenture with respect to the New Subordinated Debt Securities, as the same may be supplemented, amended or otherwise modified from time to time to the extent permitted hereunder.

(b)   The definitions of “Permitted Investments”, “Restricted Payment”, “Scheduled Funded Debt Payments”, “Subordinated Debt Securities” and “Subordinated Note Indenture” are hereby amended as follows:

(i)     Clause (k) of the definition of “Permitted Investments” is hereby amended and restated in its entirety to read as follows:

(k) Investments (in addition to those Investments in Subsidiaries existing as of the First Amendment Effective Date and disclosed to the Administrative Agent on Schedule 1.1(b) and Guaranty Obligations permitted by Section 6.1(h)) (i) by Subsidiaries which are not Credit Parties in Subsidiaries which are not Credit Parties; and (ii) by Credit Parties in Subsidiaries which are not Credit Parties in an aggregate amount at any time outstanding not to exceed $600,000,000; provided, that no Default or Event of Default shall exist either before or immediately after the making thereof;

(ii)    Clause (e) of the definition of “Restricted Payment” is hereby amended and restated in its entirety to read as follows:

(e) any payment or prepayment of principal of, premium, if any, or interest on, redemption, purchase, retirement, defeasance, sinking fund or similar payment with respect to, the Senior Notes, any Subordinated Debt or any other publicly held or privately placed Indebtedness incurred in accordance with Section 6.1(p).

(iii)   The definition of “Scheduled Funded Debt Payments” is hereby amended by the addition of the following sentence at the end thereof:

Further, notwithstanding the foregoing, the payment(s) permitted by Section 6.10(h) shall not be included in the determination of Scheduled Funded Debt Payments.

(iv)   The definition of “Subordinated Debt Securities” is hereby amended and restated in its entirety to read as follows:

“Subordinated Debt Securities” shall mean, collectively, (a) the Existing Subordinated Debt Securities and (b) the New Subordinated Debt Securities.

(v)        The definition of “Subordinated Note Indenture” is hereby amended and restated in its entirety to read as follows:

“Subordinated Note Indenture” shall mean, collectively, (a) the Existing Subordinated Note Indenture and (b) the New Subordinated Note Indenture.

1.2        Amendment to Section 2.1(a).     Section 2.1(a) is hereby amended by increasing the Revolving Committed Amount from $165,000,000 to $225,000,000, such increase to be implemented pursuant to Article II hereof.

1.3        Amendment to 2.5.     Section 2.5 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

Section 2.5	Incremental Facility.

Subject to the terms and conditions set forth herein, the Borrower shall have the right, at any time from time to time during the Commitment Period and after the First Amendment Effective Date, to incur additional Indebtedness under this Credit Agreement in the form of term loans (each, an “Incremental Term Loan”) and/or increases to the Revolving Committed Amount (each, an “Incremental Revolver”; each Incremental Term Loan and Incremental Revolver, an “Incremental Facility”) by an aggregate amount of up to $125,000,000. The following terms and conditions shall apply to each Incremental Facility: (a) the loans made under any such Incremental Facility (each an “Additional Loan”) shall constitute Credit Party Obligations and will be secured and guaranteed with the other Credit Party Obligations on a pari passu basis, (b) any such Additional Loans (1) made pursuant to an Incremental Revolver shall have the same terms (including interest rate, maturity date, voting rights and rights to receive the proceeds of prepayments) as the existing Revolving Loans and shall be considered Revolving Loans hereunder and (2) made pursuant to an Incremental Term Loan shall have terms (including interest rate, maturity date, voting rights, rights to receive the proceeds of prepayments and amortization) to be agreed upon by the Administrative Agent and the Borrower at the time of such Incremental Term Loan, (c) each Incremental Facility shall be in a minimum principal amount of $25,000,000 and integral multiples of $2,500,000 in excess thereof, (d) the proceeds of any Additional Loan will be used for the purposes set forth in Section 3.11, (e) the Borrower shall execute such promissory notes as are necessary to reflect the Additional Loans under any such Incremental Facility, (f) before any Additional Loans are made, the conditions to Extensions of Credit in Section 4.2 shall have been satisfied, (g) no Default or Event of Default shall then exist or would exist after giving effect to any such Incremental Facility, (h) the Administrative Agent shall have received from the Borrower a satisfactory legal opinion of counsel to the Borrower and such other documentation as it deems reasonably necessary to effectuate each such Incremental Facility and (i) the Administrative Agent shall have received from the Borrower updated financial projections and an officer’s certificate, in each case in form and substance satisfactory to the Administrative Agent, demonstrating that, (A) after giving effect to any such Incremental Facility on a pro forma basis, the Credit Parties will be in compliance with the financial covenants set forth in Section 5.9 and (B) if the full amount of the Revolving Committed Amount (after giving effect to such Incremental Facility) were drawn by the Borrower, the Credit Parties would be in compliance with all financial covenants under the Subordinated Note Documents and the documents for all other publicly held or privately placed Indebtedness incurred in accordance with Section 6.1(p). Each Incremental Facility shall be obtained from existing Lenders or from other banks, financial institutions or investment funds reasonably acceptable to the Administrative Agent and the Borrower; provided that such other banks, financial institutions and investment funds shall enter into such joinder or other agreements to give effect thereto as the Administrative Agent and the Borrower may reasonably request. The Administrative Agent is authorized to enter into, on behalf of the Lenders, any amendment to this Credit Agreement or any other Credit Document as may be necessary to incorporate the terms of any Incremental Facility therein.

1.4          Amendment to Section 2.8.     Section 2.8(b)(iii) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

Immediately upon receipt by any Credit Party or any Subsidiary of a Credit Party of Net Cash Proceeds from any Debt Issuance, the Borrower shall prepay the Loans (to the extent there are Loans outstanding) without a corresponding reduction in the Revolving Committed Amount in an aggregate amount equal to one hundred percent (100%) of the Net Cash Proceeds of such Debt Issuance (such prepayment to be applied as set forth in clause (v) below). Notwithstanding the foregoing, the Borrower shall not be required to prepay the Loans with the proceeds of a Debt Issuance approved by the Administrative Agent in writing that is consummated for the purpose of raising funds to finance Permitted Acquisitions or certain capital expenditures or to refinance certain existing Indebtedness (to the extent permitted hereunder), to the extent that the proceeds are actually used for such Permitted Acquisition, capital expenditures or refinancing.

1.5          Amendment to Section 5.9.     Section 5.9 of the Credit Agreement is hereby amended by adding the following clause (c) at the end thereof:

(c)         Minimum Liquidity. If the Borrower obligates itself to redeem, repurchase, retire or prepay the Subordinated Debt Securities, or to make cash payments to the holders of the Subordinated Debt Securities upon conversion thereof, or to make cash payments to holders in connection with the exchange of Existing Subordinated Debt Securities for New Subordinated Debt Securities as permitted by Section 6.11, then the Borrower shall maintain Minimum Liquidity of $150,000,000 for so long as such obligation continues; provided, that the foregoing amount shall be reduced by the amount of each payment made by the Borrower to satisfy such obligations.

1.6          Amendment to 6.1(d).     Section 6.1(d) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(d)          Intercompany Indebtedness (i) among the Credit Parties, (ii) among Subsidiaries of the Borrower that are not Credit Parties, (iii) owing from a Credit Party to a Subsidiary of the Borrower that is not a Credit Party or (iv) owing from a Subsidiary of the Borrower that is not a Credit Party to a Credit Party in an aggregate principal amount outstanding at any time not to exceed (in addition to such intercompany

Indebtedness existing as of the First Amendment Effective Date) $600,000,000; provided that, upon the request of the Administrative Agent at any time, any such Indebtedness in the preceding clause (iii) shall be (1) fully subordinated to the Credit Party Obligations hereunder on terms reasonably satisfactory to the Administrative Agent and (2) evidenced by “floating balance” promissory notes not requiring notations having terms reasonably satisfactory to the Administrative Agent, the sole originally executed counterparts of which shall be pledged and delivered to the Administrative Agent, for the benefit of the Secured Parties, as security for the Credit Party Obligations;

1.7          Amendment to 6.4(a).     Section 6.4(a) of the Credit Agreement is hereby amended by (a) replacing clause (xi) thereof with clause (xi) below, (b) adding a new clause (xii) and a new clause (xiii) thereto, to read respectively as clause (xii) and clause (xiii) below, (c) amending and restating the provisos at the end of such Section to read as shown below, and (d) making the appropriate accompanying punctuation and grammatical changes thereto:

(xi)         sale and leaseback transactions with respect to real estate having a net book value not to exceed $45,000,000 in the aggregate during the term of this Agreement;

(xii)        sales of Designated Real Estate for fair market value in an aggregate amount not to exceed $50,000,000 during the term of this Agreement; and

(xiii)      other sales, leases, transfers or other dispositions of property or assets not to exceed $10,000,000 in the aggregate during the term of this Agreement;

provided that (A) with respect to clauses (ii), (iii), (vi), (xi), (xii) and (xiii) above, at least 75% of any consideration received therefor by the Credit Parties or any such Subsidiary shall be in the form of cash or Cash Equivalents, (B) after giving effect to any sale, lease or transfer of property or assets pursuant to clauses (xi), (xii) and (xiii) above, the Credit Parties shall be in compliance on a Pro Forma Basis with the financial covenants set forth in Section 5.9 hereof, recalculated for the most recently ended quarter for which information is available, (C) with respect to clause (iv) above, no Event of Default shall exist or shall result therefrom and (D) with respect to clauses (v) and (vi) above, no Default or Event of Default shall exist or shall result therefrom; provided, further, that with respect to sales of assets permitted hereunder only, the Administrative Agent shall be entitled, without the consent of the Required Lenders, to release its Liens relating to the particular assets sold; or

1.8          Amendment to Section 6.9.     Clause (iii) of Section 6.9 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(iii)       the Senior Note Purchase Documents and the documents for all other publicly held or privately placed Indebtedness incurred in accordance with Section 6.1(p),

1.9	Amendments to Section 6.10.

(a)          Clause (c) of Section 6.10 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(c)         to pay regularly scheduled principal and interest payments in respect of the Senior Notes, the Subordinated Debt Securities, other Subordinated Debt and other publicly held or privately placed Indebtedness incurred in accordance with Section 6.1(p),

(b)          Clause (f) of Section 6.10 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(f)           provided that (i) no Default or Event of Default has occurred and is continuing or would result therefrom and (ii) after giving effect thereto on a Pro Forma Basis there is at least $75,000,000 in Minimum Liquidity, to pay dividends (other than those paid in accordance with the Borrower’s historical dividend policy which are permitted as provided in (e) above) and repurchase Capital Stock in an aggregate amount not to exceed (A) $150,000,000 during any fiscal year and (B) $200,000,000 in the aggregate during the term of this Agreement and

(c)          Section 6.10 of the Credit Agreement is hereby amended by (i) adding a new clause (h) thereto, to read as clause (h) below and (ii) making the appropriate accompanying punctuation and grammatical changes thereto:

(h)          to redeem, repurchase, retire or prepay the Subordinated Debt Securities, or make cash payments to the holders of the Subordinated Debt Securities upon conversion thereof, or make cash payments to holders in connection with the exchange of Existing Subordinated Debt Securities for New Subordinated Debt Securities in accordance with Section 6.11; provided that (i) no Default or Event of Default has occurred and is continuing or would result therefrom, (ii) after giving effect thereto on a Pro Forma Basis, the Credit Parties are in compliance with each of the financial covenants set forth in Section 5.9; and (iii) the aggregate amount of all such redemptions, repurchases, retirements, prepayments or cash payments shall not exceed $110,000,000, plus cash payments in respect of fractional shares and cash payments to holders in connection with the exchange of Existing Subordinated Debt Securities for New Subordinated Debt Securities (but in any event not to exceed $115,000,000 in the aggregate) during the term of this Agreement.

1.10       Amendment to 6.11.     Section 6.11 of the Credit Agreement is hereby amended by adding the following sentence to the end thereof:

Notwithstanding any other provision of this Section 6.11 to the contrary, the Credit Parties may issue new subordinated debt securities (“New Subordinated Debt Securities”) in exchange for Existing Subordinated Debt Securities with terms substantially identical to those in the Existing Subordinated Debt Securities, but with terms that permit the making of payments in cash (pursuant to the implementation of a net share settlement program) to the holders thereof upon conversion of such New Subordinated Debt Securities and/or provide for an increase in the conversion rate in the event of certain changes in control of the Borrower; provided, that such terms shall be reasonably satisfactory to the Administrative Agent

1.11       Amendment to Section 6.12.      Clause (c)(vii) of Section 6.12 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(vii)      pursuant to the Senior Note Purchase Documents and the documents for all other publicly held or privately placed Indebtedness incurred in accordance with Section 6.1(p),

1.12     Amendment to 6.14.     Section 6.14 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

Section 6.14     Operating Leases.

Each of the Credit Parties will not, nor will it permit any of its Subsidiaries to, enter into, assume or permit to exist any obligations for the payment of rent under Operating Leases which in the aggregate for all such Persons would exceed $30,000,000 in any fiscal year of the Borrower.

1.13       Replacement Schedules.     Schedules 1.1(b) and 3.12 of the Credit Agreement are hereby replaced in its entirety with the Schedules with the appropriate numbers attached hereto as Exhibit B.

ARTICLE II

INCREASE IN COMMITMENTS

The Borrower has requested an increase of the Revolving Committed Amount by $60,000,000 from $165,000,000 (as in effect prior to this Amendment) to $225,000,000 (after giving effect to this Amendment). The Borrower has secured additional Commitments from certain of the Lenders to provide the Incremental Revolver, and the Administrative Agent has delivered to each such Lender a revised Lender Commitment Letter setting forth its revised Commitment (after giving effect to this Amendment). For the avoidance of doubt, the Incremental Revolver shall not operate to reduce the availability of additional increases to the Revolving Committed Amount pursuant to Section 2.5 of the Credit Agreement (as amended by this Amendment).

ARTICLE III

WAIVER

Notwithstanding the provisions of the Credit Agreement to the contrary, the Required Lenders hereby waive, on a one-time basis, the Acknowledged Event of Default.

ARTICLE IV

CONDITIONS TO EFFECTIVENESS

4.1         Closing Conditions.     This Amendment shall become effective as of the day and year set forth above (the “First Amendment Effective Date”) upon satisfaction of the following conditions (in form and substance reasonably acceptable to the Administrative Agent):

(a)         Executed Amendment.     The Administrative Agent shall have received a copy of this Amendment duly executed by each of the Credit Parties and the Administrative Agent, on behalf of the Required Lenders.

(b)         Executed Consents.     The Administrative Agent shall have received executed consents, in substantially the form of Exhibit A attached hereto, from the Required Lenders authorizing the Administrative Agent to enter into this Amendment on their behalf. The delivery by the Administrative Agent of its signature page to this Amendment shall constitute conclusive evidence that the consents from the Required Lenders have been obtained.

(c)          Lender Commitment Letters; New Lender Joinder.     The Administrative Agent shall have received sufficient additional Commitments from the Lenders and/or new banks, financial institutions or investment funds to provide the Incremental Revolver, and the Administrative Agent shall have delivered to each Lender, bank, financial institution and investment fund providing an additional Commitment a revised Lender Commitment Letter, setting forth such Lender’s revised Commitment (after giving effect to this Amendment). If any new bank, financial institution or investments fund provides a portion of the Incremental Revolver, the Administrative Agent shall have received such documentation as the Administrative Agent shall reasonably require joining such entity as a new lender party to the Credit Agreement.

(d)          Consent and Approvals.      All consents and approvals of the boards of directors, shareholders, governmental authorities and other applicable material third parties necessary in connection with this Amendment shall have been obtained.

(e)         Corporate and Capital Structure, etc.     The Administrative Agent shall be satisfied with the corporate and capital structure and management of the Borrower and its Subsidiaries after giving effect to this Amendment, with all legal, tax, accounting, business and other matters relating to this Amendment or to the Borrower and its Subsidiaries after giving effect to this Amendment, and with the aggregate amount of fees and expenses payable in connection with the consummation of this Amendment and the aggregate outstanding amount of Indebtedness of the

Borrower and its Subsidiaries, and any liens in connection therewith or otherwise, after giving effect to this Amendment.

(f)         Material Adverse Change.     Since December 31, 2005, no material adverse change shall have occurred in the business, operations, property, assets or financial condition of the Borrower and its subsidiaries taken as a whole which could reasonably be expected to have a Material Adverse Effect.

(g)        No Litigation.     There shall not exist any pending litigation or investigation affecting or relating to any Credit Party or any of its Subsidiaries that in the reasonable judgment of the Administrative Agent and Lenders could be expected to have a Material Adverse Effect, that has not been settled, dismissed, vacated, discharged or terminated prior to the First Amendment Effective Date.

(h)        Financial Projections.     The Administrative Agent shall have received from the Borrower updated financial projections, in form and substance reasonably satisfactory to the Administrative Agent.

(i)         Officer’s Certificate.     The Administrative Agent shall have received a certificate from the Borrower reasonably satisfactory thereto that (i) each of the Borrower and the Guarantors is solvent, (ii) the Borrower is in compliance with all financial covenants set forth in Section 5.9 of the Credit Agreement on a pro forma basis after giving effect to this Amendment and (iii) demonstrates that if the full committed amount of the Revolving Committed Amount (after giving effect to the $60,000,000 increase on the First Amendment Effective Date) were drawn by the Borrower, the Borrower would be in compliance with all financial covenants under the Subordinated Note Documents.

(j)         Legal Opinion.     The Administrative Agent shall have received an opinion or opinions of counsel for the Credit Parties, dated the First Amendment Effective Date and addressed to the Administrative Agent and the Lenders, in form and substance reasonably acceptable to the Administrative Agent (which shall include, without limitation, opinions with respect to the valid existence of each Credit Party and opinions as to the non-contravention of the Credit Parties’ organizational documents and the Subordinated Note Documents).

(k)        Payment of Fees. The Administrative Agent shall have received, for itself and the Lenders, all fees owing pursuant to the engagement letter between the Administrative Agent, the Arranger and the Borrower dated January 8, 2007.

(l)           Other Fees and Expenses.     The Borrower shall have paid in full all reasonable out-of-pocket fees and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including without limitation, the reasonable fees and expenses of Moore & Van Allen PLLC.

(m)         Prepayment of Senior Notes.     The Administrative Agent shall have received evidence satisfactory to the Administrative Agent that the Senior Notes have been prepaid in full

(including all principal, interest, fees, premiums and other amounts due under the Senior Notes) and the obligations of the Credit Parties and their Subsidiaries under the Senior Note Purchase Documents have been terminated.

(n)          Miscellaneous.     All other documents and legal matters in connection with the transactions contemplated by this Amendment shall be reasonably satisfactory in form and substance to the Administrative Agent and its counsel.

ARTICLE V

MISCELLANEOUS

5.1        Amended Terms.     On and after the First Amendment Effective Date, all references to the Credit Agreement in each of the Credit Documents shall hereafter mean the Credit Agreement as amended by this Amendment. Except as specifically amended hereby or otherwise agreed, the Credit Agreement is hereby ratified and confirmed and shall remain in full force and effect according to its terms.

5.2        Representations and Warranties of Credit Parties.      Each of the Credit Parties represents and warrants as follows:

(a)         It has taken all necessary action to authorize the execution, delivery and performance of this Amendment.

(b)        This Amendment has been duly executed and delivered by such Person and constitutes such Person’s legal, valid and binding obligations, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(c)         No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by such Person of this Amendment.

(d)        After giving effect to this Amendment and the prepayment in full of the Senior Notes, the representations and warranties set forth in Article III of the Credit Agreement are true and correct in all material respects as of the date hereof (except for those which expressly relate to an earlier date).

(e)          After giving effect to this Amendment, no event has occurred and is continuing which constitutes a Default or an Event of Default.

(f)          The Security Documents continue to create a valid security interest in, and Lien upon, the Collateral, in favor of the Administrative Agent, for the benefit of the Lenders, which security interests and Liens are perfected in accordance with the terms of the Security Documents and prior to all Liens other than Permitted Liens.

(g)          Except as specifically provided in this Amendment, the Credit Party Obligations are not reduced or modified by this Amendment and are not subject to any offsets, defenses or counterclaims.

5.3         Reaffirmation of Credit Party Obligations.     Each Credit Party hereby ratifies the Credit Agreement and acknowledges and reaffirms (a) that it is bound by all terms of the Credit Agreement applicable to it and (b) that it is responsible for the observance and full performance of its respective Credit Party Obligations.

5.4        Credit Document.      This Amendment shall constitute a Credit Document under the terms of the Credit Agreement.

5.5        Further Assurances.      The Credit Parties agree to promptly take such action, upon the request of the Administrative Agent, as is necessary to carry out the intent of this Amendment.

5.6        Entirety.     This Amendment and the other Credit Documents embody the entire agreement among the parties hereto and supersede all prior agreements and understandings, oral or written, if any, relating to the subject matter hereof.

5.7          Counterparts; Telecopy.     This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart to this Amendment by telecopy or other electronic means shall be effective as an original and shall constitute a representation that an original will be delivered.

5.8        GOVERNING LAW.     THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

5.9        Successors and Assigns.     This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

5.10     Consent to Jurisdiction; Service of Process; Waiver of Jury Trial.     The jurisdiction, services of process and waiver of jury trial provisions set forth in Sections 9.14 and 9.17 of the Credit Agreement are hereby incorporated by reference, mutatis mutandis.

5.11     Acknowledgment of Repayment of Senior Notes.     The parties hereto acknowledge that in connection with this Amendment and in accordance with the conditions to effectiveness set forth in Section 4.1(m), the Borrower intends to repay (or make irrevocable arrangements for the repayment of) the Senior Notes, which repayment is permitted by the terms of Section 6.10 of the Credit Agreement.

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BELDEN CDT INC.

AMENDMENT TO CREDIT AGREEMENT

                IN WITNESS WHEREOF the Credit Parties and the Administrative Agent (on behalf of the Required Lenders) have caused this Amendment to be duly executed on the date first above written.

BORROWER:	BELDEN CDT INC., a Delaware corporation

	By:	/s/ Stephen H. Johnson
	Name:	Stephen H. Johnson
	Title:	Treasurer

GUARANTORS:	BELDEN WIRE & CABLE COMPANY, a Delaware corporation

	By:	/s/ Stephen H. Johnson
	Name:	Stephen H. Johnson
	Title:	Treasurer

BELDEN CDT NETWORKING, INC., a Washington corporation

By:	/s/ Stephen H. Johnson
Name:	Stephen H. Johnson
Title:	Treasurer

NORDX/CDT CORP., a Delaware corporation

By:	/s/ Stephen H. Johnson
Name:	Stephen H. Johnson
Title:	Treasurer

THERMAX/CDT, INC., a Delaware corporation

By:	/s/ Stephen H. Johnson
Name:	Stephen H. Johnson
Title:	Treasurer

BELDEN HOLDINGS, INC., a Delaware corporation

By:	/s/ Stephen H. Johnson
Name:	Stephen H. Johnson
Title:	Treasurer

BELDEN TECHNOLOGIES, INC., a Delaware corporation

By:	/s/ Stephen H. Johnson
Name:	Stephen H. Johnson
Title:	Treasurer

BELDEN INC., a Delaware corporation

By:	/s/ Stephen H. Johnson
Name:	Stephen H. Johnson
Title:	Treasurer

CDT INTERNATIONAL HOLDINGS INC., a Delaware corporation

By:	/s/ Stephen H. Johnson
Name:	Stephen H. Johnson
Title:	Treasurer

BELDEN CDT INC.

AMENDMENT TO CREDIT AGREEMENT

ADMINISTRATIVE AGENT:	WACHOVIA BANK, NATIONAL ASSOCIATION, as a Lender and as Administrative Agent on behalf of the Required Lenders

	By:	/s/ David K. Hall
	Name:	David K. Hall
	Title:	Director – Agency Management

EXHIBIT A

FORM OF

LENDER CONSENT

See Attached.

LENDER CONSENT

This Lender Consent is given pursuant to the Credit Agreement, dated as of January 24, 2006 (as previously amended and modified, the “Credit Agreement”; and as further amended by the Amendment (as hereinafter defined), the “Amended Credit Agreement”), by and among BELDEN CDT INC., a Delaware corporation (the “Borrower”), those Material Domestic Subsidiaries of the Borrower party thereto (each a “Guarantor” and collectively, the “Guarantors”), the lenders and other financial institutions from time to time party thereto (the “Lenders”) and WACHOVIA BANK, NATIONAL ASSOCIATION, as administrative agent on behalf of the Lenders (in such capacity, the “Administrative Agent”). Capitalized terms used herein shall have the meanings ascribed thereto in the Credit Agreement unless otherwise defined herein.

The undersigned hereby approves the First Amendment to Credit Agreement and Waiver (the “Amendment”), dated as of February 16, 2007, by and among the Borrower, the Guarantors party thereto and the Administrative Agent and hereby authorizes the Administrative Agent to execute and deliver the Amendment on its behalf and, by its execution below, the undersigned agrees to be bound by the terms and conditions of the Amendment and the Amended Credit Agreement.

Delivery of this Lender Consent by telecopy shall be effective as an original.

A duly authorized officer of the undersigned has executed this Lender Consent as of the ___ day of February, 2007.

______________________________,

as a Lender

By: ______________________________

Name: ____________________________

Title: ___________________________

EXHIBIT B

REPLACEMENT

SCHEDULES

See Attached.

Belden CDT Inc.
Schedule 1.1(b)
Investments

Investor	Investee	Ownership Interest	Debt

Belden CDT Inc.	Belden Inc.	100%
	Belden Wire & Cable Company	100%	USD 75,000,000.00
	Belden Technologies, Inc.	100%	USD 12,671,999.57
	Boselan (UK)	100%
	Belden CDT Networking, Inc.	100%
	Red Hawk/CDT, Inc.	100%

Belden Inc.	Belden Wire & Cable Company	100%
	Belden Insurance Company	100%
	Belden Communications Holding, Inc.	100%

Belden Wire & Cable Company	Belden CDT International Inc.	100%
	Belden Holdings, Inc.	100%
	Belden Electronics S.a.r.l.	100%
	Belden UK Limited	100%
	Belden CDT (Canada) Inc.	100%
	Belden Technologies, Inc.	100%
	Belden (UK) Finco Limited Partnership	99% (other 1% Belden Communications Holding, Inc.)
	Belden Electronics S.A. de C.V.	100%
	Belden Brasil Commercial Ltda.	50% ( other 50% Belden CDT International Inc.)
	Belden Electronics Argentina S.A.	50% ( other 50% Belden CDT International Inc.)
	Belden Foreign Sales Corporation	100%
	Belden (Bermuda) Finance Ltd	100%
	Belden Superannuation Pty Ltd.	100%
	Belden Australia Pty Ltd.	100%	AUD 27,288,400.62
	Belden Australia Pty Ltd.	100%	AUD 3,337,896.99
	Belden Wire & Cable Trading (Shanghai) Co. Ltd.	100%
	Belden de Sonora S.A. de C.V.	98% (other 2% Belden CDT International, Inc.)

Belden Communications Holding, Inc.	Belden (UK) Finco Limited Partnership	1%
	Belden (Canada) Finco Limited Partnership	1%

Belden Holdings, Inc.	Belden International Holdings B.V.		100%	EUR 11,197,292.90
	Belden International Holdings B.V.		100%	EUR 15,338,756.44

Belden Technologies, Inc.	Belden (Canada) Finco Limited Partnership		99% (other 1% Belden Communications Holding, Inc.)
	Belden Wire & Cable B.V.			EUR 11,391,427.84

Belden CDT Networking, Inc.	CDT International Holdings Inc.		100%

CDT International Holdings Inc.	A.W. Industries Inc.		100%
	Nordx/CDT Inc.		100%
	Noslo Ltd		100%
	CDT Asia Pacific		100%
	Nordx/CDT Do Brazil Ltda.		100%
	Nordx/CDT Asia Limited		100%
	Nordx/CDT Corp.		100%
	CDTCO Ltd		100%
	Nordx/CDT Australia Pty Ltd		100%
	Nordx/CDT-IP Corp.		100%
	Tennecast/CDT, Inc.		100%
	X-Mark/CDT, Inc.		100%
	Thermax/CDT, Inc.		100%
	Dearborn/CDT Corp		100%

Guarantees	Guarantor	Beneficiary	Purpose	Amount
Belden CDT Inc.	Wachovia Bank	Bank of Montreal	Overdraft Line	CAD 500,000

Schedule 3.12 – Subsidiaries

Legal Name	Jurisdiction of Incorporation	Number of Authorized Shares	Number of Issued Shares	Percentage Ownership	Owner
Belden Inc.	Delaware	10,000	100	100	Belden CDT Inc.
Belden Wire & Cable Company	Delaware	10,000	9,000	100	Belden Inc.
Belden Communications Holding, Inc.	Delaware	10,000	100	100	Belden Inc.
Belden Insurance Company	Vermont	200,000	100,000	100	Belden Inc.
Belden Holdings, Inc.	Delaware	10,000	100	100	Belden Wire & Cable Company
Belden Technologies, Inc.	Delaware	10,000	10,000	100	Belden Wire & Cable Company
Belden CDT International, Inc. (formerly Belden International, Inc.)	Delaware	10,000	100	100	Belden Wire & Cable Company
Belden Electronics S.a.r.l.	France	500	500	100	Belden Wire & Cable Company (99%) Belden CDT International Inc. (1%)
Belden UK Limited	United Kingdom	1,000	2	100	Belden Wire & Cable Company
Belden CDT (Canada) Inc. (formerly Belden (Canada) Inc.)	Canada	Unlimited	8,000,100	100	Belden Wire & Cable Company
Belden Electronics S.A. de C.V.	Mexico	50	50	100	Belden Wire & Cable Company

Belden Brasil Commercial Ltda.	Brazil	10,000	200	100	Belden Wire & Cable Company (50%) Belden CDT International, Inc. (50%)
Belden Electronics Argentina S.A.	Argentina	12,000	12,000	100	Belden Wire & Cable Company (50%) Belden CDT International, Inc. (50%)
Belden Foreign Sales Corporations	Barbados	10	10	100	Belden Wire & Cable Company
Belden Superannuation Pty Ltd	Australia	2	2	100	Belden Wire & Cable Company
Belden Australia Pty Ltd.	Australia	2,700,002	2,700,002	100	Belden Wire & Cable Company
Belden Wire & Cable Trading (Shanghai) Co. Ltd.	China			100	Belden Wire & Cable Company
Belden (UK) Finco Limited Partnership	United Kingdom	n/a	n/a	100	Belden Wire & Cable Company (99%) Belden Communications Holding, Inc. (1%)
Belden (Canada) Finco Limited Partnership	Canada	n/a	n/a	100	Belden Technologies, Inc. (99%) Belden Communications Holding Inc. (1%)
Belden International Holdings B.V.	Netherlands	50,000,000	10,000	100	Belden Holdings, Inc.
Belden Europe B.V.	Netherlands	50,000	10,000	100	Belden International Holdings B.V.
Belden Wire & Cable B.V.	Netherlands	200	180	100	Belden Europe B.V.
Belden CDT European Shared Services	Netherlands	90,000	18,000	100	Belden Europe B.V.
Belden Dunakabel Kft	Hungary	1,300,000,000	1,300,000,000	100	Belden Europe B.V.
Belden Electronics GmbH	Germany	50,000	50,000	100	Belden Europe B.V.
Belden Deutschland GmbH	Germany	50,000	50,000	100	Belden Europe B.V.
Belden Europe B.V. & Belden Wire & Cable B.V. Finance Gbr	Germany	n/a	n/a	100	Belden Europe B.V. (99%) Belden Wire & Cable B.V. (1%)

Belden-EIW GmbH & Co KG	Germany	n/a	n/a	100	Belden Deutschland GmbH (99.9%) Belden Electronics GmbH (0.1%)
Red Hawk/CDT, Inc.	Delaware	1,000	100	100	Belden CDT Inc.
Boselan	United Kingdom				Belden CDT Inc.
Belden CDT Networking Inc.	Washington				Belden CDT Inc.
CDT International Holdings Inc.	Delaware	1,000	100	100	Belden CDT Networking, Inc.
Nordx/CDT Corp.	Delaware	1,000	100	100	CDT International Holdings Inc.
Thermax/CDT, Inc.	Delaware	1,000	100	100	CDT International Holdings Inc.
Dearborn/CDT Corp.	Delaware	1,000	100	100	CDT International Holdings Inc.
A.W. Industries	Florida		13,500	100	CDT International Holdings Inc.
Nordx/CDT Inc.	Canada	1,000	100	100	CDT International Holdings Inc.
Noslo Ltd.	United Kingdom	100	100	100	CDT International Holdings Inc.
CDT Asia Pacific PTE LTD	Singapore			100	CDT International Holdings Inc.
Belden Asia (Hong Kong) Limited	Hong Kong		100,000	100	CDT International Holdings Inc.
Nordx/CDT Australia Pty Ltd.	Australia	n/a	n/a	100	CDT International Holdings Inc.
Nordx/CDT Do Brazil Ltda.	Brazil	n/a	n/a	100	CDT International Holdings Inc.
CDTCO Ltd.	Bermuda	12,000		100	CDT International Holdings Inc.
Nordx/CDT – IP Corp.	Delaware	1,000	100	100	CDT International Holdings Inc.
Tennecast CDT, Inc.	Ohio	1,000	100	100	CDT International Holdings Inc.
X-Mark/CDT, Inc.	Pennsylvania	100,000	99,900	100	CDT International Holdings Inc.
Wire Group International Ltd.	United Kingdom	100,000	99,900	100	Noslo Ltd.
Raydex/CDT Ltd.	United Kingdom	1,000	100	100	Noslo Ltd.
Nordx Ltd.	United Kingdom	1,000		100	Noslo Ltd.
Anglo American Cables Ltd.	United Kingdom		100	100	Noslo Ltd.
CDT (CZ) SRO	Czech Republic		200,000	100	Noslo Ltd.
CDT/Nordic Holding AB	Sweden		101,000	100	Noslo Ltd.
ITC/CDT Industria Tecnica Cavi S.R.L.	Italy			100	Noslo Ltd.
Cekan/CDT A/S	Denmark		One common stock or (full) share at a value of 500,00DKK	100	Noslo Ltd.

Cable Design Technologies (Deutschland) GmbH	Germany		DEM 25,000 ; DEM 24,500 ; DEM 500	100	Noslo Ltd.
Belden CDT Orebro AB	Sweden		24,000	100	CDT/Nordic Holding AB
Kabelovna Decin Poldmodly AS	Czech Republic	377,000	136,000	100	CDT/Nordic Holding AB
CDT Kabeltechnik Berlin GmbH	Germany			100	Kabelovna Decin Poldmodly AS
HEW-Kabel Heinz Eilentropp Verwaltungs GmbH	Germany		German equivalent of Limited Partnership	100	Cale Design Technologies (Deutschland) GmbH
HEW GmbH & Co KG	Germany		German equivalent of Limited Partnership	100	HEW-Kabel Heinz Eilentropp Verwaltungs GmbH
HEW-Kabel/CDT/Skandinaviska AB	Sweden		9,000 shares at nom 100SEK	100	HEW GmbH & Co KG
Belden de Sonora S.A. de C.V.	Mexico	50	50	100	Belden Wire & Cable Company (98%) Belden CDT International, Inc. (2%)
Belden India Private Limited	India

No options, warrants, rights of conversion or purchase and similar rights outstanding with respect to any of the entities listed above.